UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056-6189
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 5, 2009, Rowan Companies, Inc. (the “Company”) and Steel Partners II, L.P. (“Steel”) entered into a letter agreement (the “Agreement”), pursuant to which Steel has agreed not to seek to nominate any candidates to stand for election to the Board of Directors of the Company (the “Board”) or engage in the solicitation of proxies with respect to the election or removal of directors or any other matter to be voted on at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). The Company has agreed to nominate a Steel designee for election to Class III of the Board for election at the 2009 Annual Meeting and to recommend the election and solicit proxies for the election of the Steel designee and three other nominees to be chosen by the Board. Immediately before such election, the Board will increase the size of the Board from 11 members to 12 members. Until after the Company’s 2010 Annual Meeting of Stockholders, the Board will not increase the size of the Board in excess of 12 members and will not take any action that would cause the number of directors comprising Class I of the Board to change from four members. The parties agreed that either the Steel designee or John J. Quicke, a current director, will serve on the Audit Committee of the Board and the other will serve on the Compensation Committee of the Board, effective promptly following the 2009 Annual Meeting.

Additionally, the Company will reimburse Steel for its reasonable, documented, out-of-pocket expenses incurred in connection with Steel’s intended nomination of directors and solicitation of proxies from the Company’s stockholders at the 2009 Annual Meeting and the negotiation of the Agreement, in an aggregate amount not to exceed $25,000.

The Company will cease to have any obligations under the Agreement and Steel will cause the Steel designee to resign as a director if, at any time, Steel and certain of its affiliates cease at any time to beneficially own and have an economic interest in or representing, in the aggregate at least 5% of the total shares of common stock of the Company then outstanding.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Agreement dated February 5, 2009, between Rowan Companies, Inc. and Steel Partners II, L.P.
99.2	Press release dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By: /s/ W. H. Wells
Name: W. H. Wells
Title: Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)

Date: February 9, 2009

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Agreement dated February 5, 2009, between Rowan Companies, Inc. and Steel Partners II, L.P.
99.2	Press release dated February 9, 2009.

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